Exhibit 17(a)
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                                                        Draft--February 22, 1996


                    LORD ABBETT SECURITIES TRUST-LORD ABBETT
                         NEW YORK TAX-FREE INCOME TRUST

     The undersigned hereby appoints KENNETH B. CUTLER, ROBERT S. DOW and RONALD
P. LYNCH and each of them proxies, with full power of substitution, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at the special meeting of shareholders of LORD ABBETT SECURITIES TRUST on June 19, 1996, including all adjournments, as specified below, and in their discretion upon such other business as may properly be brought before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WHO RECOMMEND THAT YOU AUTHORIZE THE PROXIES TO VOTE FOR THE MATTERS SPECIFIED BELOW.

UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS SPECIFIED BELOW.

     1. For [_] or against [_] or abstain from [_] the approval of the Agreement and Plan of Reorganization and the reorganization provided for therein, as described in the proxy statement and prospectus.

     2. For [_] or against [_] or abstain from [_] the ratification of the selection of Deloitte & Touche LLP as independent public accountants of Lord Abbett Securities Trust for the fiscal year ending October 31, 1996.


ACCOUNT NUMBER               SHARES          PROXY NUMBER

LORD ABBETT SECURITIES TRUST-
LORD ABBETT NEW YORK TAX-FREE INCOME TRUST


                                                   PLEASE FILL IN, DATE AND SIGN
                                                   PROXY AND RETURN IN THE
                                                   ENCLOSED ENVELOPE.

For information as to the voting of stock registered in more than one name, see page 2 of the proxy statement and prospectus. When signing the proxy as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Only authorized officers should sign for corporations.

Date:......................................................
Signature(s) of Shareholder(s) as shown at left

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                   (Please read other side)

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